UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENERGOUS CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

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eenergous ENERGOUS CORPORATION 3590 NORTH FIRST STREET, SUITE 210 SAN JOSE, CA 95134 V16012-P90412 Your Vote Counts! ENERGOUS CORPORATION 2023 Annual Meeting Vote by June 13, 2023 8:59 PM PT You invested in ENERGOUS CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 14, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 31, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 14, 2023 10:00 AM PT Virtually at: www.virtualshareholdermeeting.com/WATT2023 *Please check the meeting materials for any special requirements for meeting attendance. 1/1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the Annual Meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. FOR each of the nominees to the Board of Directors Nominees: 01) Reynette Au 04) J. Michael Dodson 02) Rahul Patel 05) David Roberson 03) Sheryl Wilkerson 06) Cesar Johnston 0 For All 2. FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; a ce For 3. FOR the approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers; 0 For 4. FOR the approval of an amendment and restatement of our 2013 Equity Incentive Plan that will increase the total number of shares of common stock available for issuance thereunder; 0 For 5. FOR the approval of an amendment and restatement of our Employee Stock Purchase Plan that will increase the total number of shares of common stock available for issuance thereunder; 0 For 6. FOR the approval of an amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-20; and 0 For 7. FOR the approval, if and only if the reverse stock split amendment is approved and implemented, of an amendment to our certificate of incorporation to effect an effective increase in the number of authorized shares of our common stock. 0 For NOTE: To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V16013-P90412